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                                                                   EXHIBIT 10.10

                 AMENDED AND RESTATED WFS REINVESTMENT CONTRACT

      This AMENDED AND RESTATED WFS REINVESTMENT CONTRACT (the "AGREEMENT"), dated as of January 1, 2004 (the "EFFECTIVE DATE"), is among Western Financial Bank, a federal savings bank (the "BANK"), and WFS Financial Inc, a California corporation ("WFS"), and supersedes and replaces in its entirety the Master Reinvestment Contract, dated as of May 1, 1998, by and between the Bank and WFS, with reference to the following:

A. The Bank receives funds under certain reinvestment contracts established in connection with securitization transactions of automobile installment sale contracts by WFS or its affiliates prior to and after the Effective Date. The "REINVESTMENT CONTRACTS" are identified in the trust agreements under which owner trusts are created with respect to such securitization transactions.

B. Pursuant to the Reinvestment Contracts, the Bank is permitted to invest the funds it receives under the Reinvestment Contracts with WFS on the terms and provisions of this Agreement.

      C. WFS is willing, on the terms and provisions set forth in this Agreement, to accept the funds credited from time to time by the Bank under the Reinvestment Contracts.

      Now, therefore, in consideration of the foregoing and of the mutual covenants contained in this Agreement, the parties agree as follows:

1. INVESTMENT OF FUNDS. The Bank shall provide WFS with certain funds it receives under the Reinvestment Contracts. Such amounts delivered by the Bank to WFS from time to time pursuant to this Agreement shall collectively be referred to as the "FUNDS." WFS shall accept the Funds from the Bank. WFS shall invest the Funds in investments selected by WFS in its sole discretion, including without limitation the use of such Funds in WFS' operations. WFS shall not be obligated to segregate the Funds.

2. REMITTANCES. The Bank may, on one day's prior notice, demand and receive payment of all or any portion of the Funds. Notwithstanding the preceding sentence, on or before each date on which the Bank requires payment by WFS of Funds in order to fulfill the Bank's obligations under a Reinvestment Contract, the Bank shall notify WFS of each such amount of Funds to be deposited or remitted to the Bank or its designee, the date on which such payment is due, and the manner of payment, and WFS shall cause such amount to be deposited or remitted as requested by the Bank. All remittances by WFS to the Bank shall be made by credit or payment of immediately available funds, as directed by the Bank.

3. FEE. WFS shall pay to the Bank an annual fee in an amount equal to fifty-five one hundredths of one percent (.55%) per annum of the monthly amount of collateral required to be pledged by the Bank pursuant to the Fourth Amended and Restated Master Collateral Assignment Agreement dated as of February 1, 2003, which amends and restates the Master Collateral Assignment Agreement dated as of September 30, 1993, as amended and restated as of June 1, 1995, as amended and restated as of November 1, 1998, as amended and restated as of March 1, 2000 by and among the Bank, WFS Financial Auto Loans, Inc., WFS Funding, Inc., WFS Receivables Corporation, WFS Receivables Corporation 2, WFS Financial Auto Loans 2, Inc., Financial Security Assurance Inc., Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), and Deutsche Bank Trust Company of California, N.A. (formerly known as Bankers Trust Company of California, N.A.) (collectively, and as amended from time to time, the "MASTER COLLATERAL ASSIGNMENT AGREEMENT").

4. TERM; TERMINATION. This Agreement shall commence as of the Effective Date and shall continue in full force and effect, so long as any Reinvestment Contract constitutes an "Eligible Investment," as defined in a Sale and Servicing Agreement (or similar agreement)

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identified in the applicable Reinvestment Contract. If all or any of the
Reinvestment Contracts no longer constitute an Eligible Investment, then WFS shall pay to the Bank, or as otherwise directed by the Bank, an amount equal to the Funds applicable for each such Reinvestment Contract, as determined by the Bank. Either party may terminate this Agreement at any time, with or without cause, upon thirty (30) days' prior notice to the other party. Notwithstanding the foregoing, if the Bank determines at any time that WFS is in an unsafe or unsound condition or is failing to comply with any material obligation under this Agreement or any other agreement between the Bank and WFS, then WFS may immediately terminate this Agreement. Upon termination of this Agreement, all Funds not previously withdrawn by the Bank, together with all accrued and unpaid fees due under Section 3 of this Agreement, shall be paid to the Bank.

5. FURNISHING OF CONTRACTS. The Bank shall promptly delivery to WFS a copy of each Reinvestment Contract and the Master Collateral Assignment Agreement, as such contracts are or become available.

6. REPRESENTATIONS. WFS and the Bank each represent and warrant to the other that:

      6.1. it has the power to enter into this Agreement and to consummate the transactions contemplated hereby;

      6.2. this Agreement has been duly authorized, executed, and delivered by it and, assuming the due authorization, execution, and delivery of this Agreement by the other party, constitutes a legal, valid, and binding obligation of it, enforceable against it in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally or by general principles of equity; and

      6.3. the execution and delivery of this Agreement will not violate any federal, state or other law or any order, decree, license, permit or the like that is applicable to it or cause any default by it under any agreement to which it is a party or by which it is bound.

7. REPAYMENT OBLIGATIONS. The obligation of WFS to repay the Funds, together with all fees required under Section 3 of this Agreement, constitutes an unconditional obligation of WFS with no right of recoupment, counterclaim, subrogation or set-off by WFS with respect to amounts owing by the Bank to WFS.

8.    GENERAL.

      8.1. ASSIGNMENT. Neither party may assign or transfer this Agreement, or any rights or obligations under this Agreement, without the prior written consent of the other party. This Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

      8.2. NOTICES. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by registered or certified mail, postage prepaid, addressed as shown on the signature page of this Agreement, with a copy to WFS' counsel, WFS Financial Inc, 23 Pasteur, Irvine, California 92618, facsimile: (949) 753-3085, attention: Legal Department, or such other address or number as shall be furnished in writing by any such party. Such notice or communication shall be deemed to have been given as of the date so delivered, sent by facsimile or mailed.

      8.3. WAIVER; MODIFICATIONS. No waiver by either party of any breach by the other party of any of the provisions of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other provision hereof. No such waiver shall be effective unless in writing and then only to the extent expressly set forth in writing. No modifications of this Agreement shall be effective unless in writing and signed by both parties.

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      8.4.  SEVERABILITY. If any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The parties shall negotiate in good faith to replace any invalid, illegal or unenforceable provision with a valid provision that, to the extent possible, will preserve the economic effect of the invalid, illegal or unenforceable provisions.

      8.5. NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of WFS and the Bank and is not intended to confer any rights or remedies upon any other person.

      8.6. GOVERNING LAW. The Agreement shall be governed by and construed in accordance with the laws of the State of California.

      8.7. INTERPRETATION; EXECUTION. This Agreement constitutes the entire agreement between the parties and supercedes any prior understanding or agreement, oral or written, relating to the subject matter of this Agreement. This Agreement shall not be construed as if it had been prepared by either party, but rather as if it were jointly prepared. In the event that any action required by the parties hereto does not occur on a business day, the action shall be taken on the next succeeding business day thereafter. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Amended and Restated WFS Reinvestment Contract to be duly executed by their authorized offers as of the Effective Date.

WESTERN FINANCIAL BANK                   WFS FINANCIAL INC

By: ___________________________________  By: ___________________________________
    Mark Olson                               J. Keith Palmer
    Senior Vice President and Controller     Senior Vice President and Treasurer

Address: 23 Pasteur                         Address: 23 Pasteur
         Irvine, California 92618                    Irvine, California 92618

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